EXHIBIT 21.1





                      SUBSIDIARIES OF THE REGISTRANT


      Subsidiary                                         State of Incorporation
      ----------                                         ----------------------

American Safety Insurance Company                                Georgia

American Southern Insurance Company                              Georgia

Atlantic American Life Insurance Company                         Georgia

Bankers Fidelity Life Insurance Company                          Georgia

Georgia Casualty & Surety Company                                Georgia

Leath Furniture, Inc.                                            Delaware

Modernage Furniture, Inc.                                        Delaware
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